EXHIBIT 23.3

                        [LETTERHEAD OF KPMG PEAT MARWICK]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-3 of our report dated April 24, 1998 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                                  /s/KPMG Peat Marwick

Tokyo, Japan
November 6, 1998